UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 20, 2006
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia, Suite 1200
 Portland, Oregon 97258
(address of Principal Executive Offices)(Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

        On June 20, 2006, Umpqua Holdings Corporation issued a press release announcing the declaration of a cash dividend of $0.12 per common share payable on July 14, 2006 to all shareholders of record as of June 30, 2006. Umpqua also announced that it will conduct a quarterly earnings conference call Thursday, July 20, 2006 at 10:00 a.m. PDT (1:00 p.m. EDT) where the Company will discuss second quarter results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Interested parties are invited to join the call by dialing 888-577-8991; the password is "UMPQUA." A rebroadcast will be available approximately one hour after the conference call by dialing 866-415-3311, or by visiting www.umpquaholdingscorp.com. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: June 20, 2006	By:/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary